UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2013
(Date of earliest event reported)

Trans World Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

545 Fifth Avenue, Suite 940, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(212) 983-3355
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2013, Trans World Corporation’s Board of Directors elected one new independent director effective immediately.  This director joins the Company’s Board in addition to the currently sitting members.

The new director is Michael B. Brodsky.  Mr. Brodsky has extensive executive-level experience in the gaming and entertainment industries, with tenures at Federated Sports and Gaming, Inc. which was acquired by Pinnacle Entertainment; the Youbet.com, Inc. which was acquired by Churchill Downs Incorporated; New World Opportunity Partners, the public investment arm of the Chicago-based Pritzker family; The Away Network, an online travel media company that owned and managed Away.com, OutsideOnline.com, and GORP.com; and, The Cendant Corporation’s Travel Services Division.

Mr. Brodsky is the Chairman and Chief Executive Officer of Selectica, Inc., a leader in configuration, price, quotation and contract management software. He is also the Managing Partner of Vajra Asset Management and serves on the Board of Directors of Genesis Land Development Corporation, a residential real estate developer, and of Altigen Communications, a telecommunications software equipment provider.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1 – Press Release dated September 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD CORPORATION

Date: September 12, 2013	By:	/s/ Rami S. Ramadan
Rami S. Ramadan
President, Chief Executive Officer

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